UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance and Sale of Senior Notes

On November 15, 2012, Chaparral Energy, Inc. (referred to as “we,” “our” and “us” in this report) successfully completed the issuance and sale of $150,000,000 aggregate principal amount of its 7.625% Senior Notes due 2022 (the “Notes”). We issued the Notes as additional notes under the Indenture dated as of May 2, 2012 (the “Base Indenture), by and among us, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee, as supplemented by that First Supplemental Indenture dated as of November 15, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). On May 2, 2012, we issued $400,000,000 million aggregate principal amount of our 7.625% Senior Notes due 2022 under the Base Indenture. The Notes are guaranteed (the “Guarantees”) on a senior basis by certain of our subsidiaries who are Guarantors. The Notes and the Guarantees were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Interest on the Notes will accrue from and including November 15, 2012 at a rate of 7.625% per year. Interest on the Notes is payable in cash semi-annually in arrears on May 15 and November 15, commencing on May 15, 2013. The Notes will mature on November 15, 2022. The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior debt. The Notes will rank senior to all of our existing and future subordinated debt, be effectively subordinated to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations, including indebtedness under our senior secured credit facility, and be structurally subordinated to all debt and other obligations of our non-guarantor subsidiaries. Similarly, the Guarantees will rank equally in right of payment with all of the existing and future senior debt of such subsidiary guarantors. The Guarantees will rank senior to all of the existing and future subordinated debt of such subsidiary guarantors, be effectively subordinated to all of the existing and future secured obligations of such subsidiary guarantors to the extent of the value of the assets securing such obligations, including guarantees under our senior secured credit facility, and be structurally subordinated to all debt and other obligations of our non-guarantor subsidiaries.

The Indenture contains covenants that limit the ability of us and certain of our subsidiaries to:

•	incur additional indebtedness;

•	make certain distributions, investments and other restricted payments;

•	create certain liens;

•	merge, consolidate or sell substantially all of our assets;

•	enter into transactions with affiliates;

•	sell assets; and

•	limit the ability of restricted subsidiaries to make payments to us.

These limitations are subject to a number of important qualifications and exceptions.

Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% in principal amount of the outstanding 7.625% Senior Notes due 2022 may declare the entire principal of, premium, if any, accrued and unpaid interest, if any, and liquidated damages, if any, on all the Notes to be due and payable immediately.

We may, at our option, redeem some or all of the 7.625% Senior Notes due 2022 at any time on or after May 15, 2017, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par and accrued and unpaid interest, if any, to the date of redemption.

On any one or more occasions prior to May 15, 2015, we, at our option, may redeem up to 35% of the aggregate principal amount of the 7.625% Senior Notes due 2022 with proceeds of one or more qualified equity offerings at a redemption price of 107.625% of the principal amount of the 7.625% Senior Notes due 2022 redeemed, plus accrued and unpaid interest, if any, and liquidated damages provided that:

•	at least 65% of the original principal amount of the Notes issued under the Indenture remains outstanding after each such redemption; and

•	the redemption occurs within 90 days after the closing of any such qualified equity offering.

In addition, if certain transactions that would constitute a change of control occur on or prior to June 1, 2013, we may, at our option, redeem all, but not less than all, of the 7.625% Senior Notes due 2022, at a redemption price equal to 110.000% of the principal amount of the 7.625% Senior Notes due 2022 plus accrued and unpaid interest thereon (the “Change of Control Redemption Right”).

If we experience certain kinds of changes of control, holders of the 7.625% Senior Notes due 2022 will be entitled to require us to purchase all or a portion of the 7.625% Senior Notes due 2022 at 101% of their principal amount, plus accrued and unpaid interest; provided, however, if we exercise the Change of Control Redemption Right, we may elect not to make a change of control offer pursuant to the holders’ rights under such covenant unless we default in payments due upon redemption.

We intend to use net proceeds from the sale of the Notes to repay existing indebtedness under our senior secured revolving credit facility and for general corporate purposes.

A copy of the press release announcing the closing of the sale of the Notes is attached hereto as Exhibit 99.1.

Registration Rights Agreement

On November 15, 2012, we entered into a Registration Rights Agreement with a representative of the initial purchasers of the Notes, pursuant to which we agreed to use our commercially reasonable efforts to (i) file with the SEC a registration statement on an appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) relating to a registered exchange offer for the Notes under the Securities Act, (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and (iii) complete the exchange offer within 270 days following November 15, 2012. If we fail to comply with certain obligations under the Registration Rights Agreement, we will be required to pay liquidated damages to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.

Agreement Descriptions and Exhibits

In connection with the closing of the sale of the Notes and the execution of the Supplemental Indenture, we are filing certain exhibits as part of this Current Report on Form 8-K. The descriptions of the provisions of the Supplemental Indenture and the Registration Rights Agreement set forth above in Items 1.01 and 2.03 of this Current Report on Form 8-K are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	First Supplemental Indenture dated November 15, 2012, among Chaparral Energy, Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 7.625% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

10.1	Registration Rights Agreement dated November15, 2012, among Chaparral Energy, Inc., the guarantors party thereto, and a representative of the initial purchasers.

99.1	Press release announcing closing of sale of 7.625% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 15, 2012	CHAPARRAL ENERGY, INC.

	By:	/s/ Joseph O. Evans
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

4.1	First Supplemental Indenture dated November 15, 2012, among Chaparral Energy, Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 7.625% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

10.1	Registration Rights Agreement dated November15, 2012, among Chaparral Energy, Inc., the guarantors party thereto, and a representative of the initial purchasers.

99.1	Press release announcing closing of sale of 7.625% Senior Notes due 2022.